UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 27, 2006

NORTHWAY FINANCIAL, INC.
(Exact name of registrant as specified in its charter)
____________________

New Hampshire	000-23129	04-3368579
(State or other jurisdiction of	Commission file number	(I.R.S. Employer
incorporation or organization)		Identification No.)

9 Main Street
Berlin, New Hampshire 03570
(Address of principal executive offices) (Zip code)

Registrant’s telephone number, including area code: (603)752-1171

No Change
(Former name or former address, if changed since last report)

____________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5:	Corporate Governance

Item 5.02 (b):	Departure of Named Executive Officers and Principal Officers

The employment of Robert F. Howe, Senior Vice President of Northway Bank (“Bank”), a named executive officer, will terminate, effective December 29, 2006 as an employee of the Bank and Northway Financial, Inc. His departure results from the relocation and downsizing of the Bank’s consumer lending function. See Item 8.01 of this Report concerning expenses associated with his departure and the downsizing of the Bank’s consumer loan function.

Section 8:	Other Events

Item 8.01:	Other Events

In addition to the downsizing and relocation of the Bank’s consumer lending function referred to in 5.02 (b) above, the Bank also downsized its retail administration function. These initiatives resulted in fourth quarter 2006 separation payments and related expenses totaling approximately $235,000 pretax. These payments and expenses are owed with respect to Mr. Howe and four other employees of the Bank.

Also, in light of current interest rate levels, on December 27, 2006 the Bank restructured a $14,000,000 segment of its long-term funding which resulted in a pretax prepayment penalty charge of $357,000. This restructure is expected to reduce future funding costs associated with this segment of the Bank’s long-term Federal Home Loan Bank advances.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be filed on its behalf by the undersigned hereunto duly authorized.

NORTHWAY FINANCIAL, INC.

Dated: December 29, 2006	By: \s\Richard P. Orsillo
Richard P. Orsillo
Senior Vice President and Chief Financial Officer